UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 27, 2020
_____________________
California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously reported, on July 15, 2020 (the “Petition Date”), California Resources Corporation (“CRC” or the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re California Resources Corporation, et al., No. 20-33568 (DRJ). The Debtors filed with the Bankruptcy Court, on July 24, 2020, the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and, on October 8, 2020, the Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). On October 13, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”), among other things, confirming the Plan. The Plan and Confirmation Order were previously filed as Exhibit 2.1 and Exhibit 99.1, respectively, to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 19, 2020 and are hereby incorporated by reference as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan and Confirmation Order.
On October 27, 2020 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from Chapter 11.
Item 1.01    Entry into a Material Definitive Agreement.
First Lien Exit Facility
On the Effective Date, the Company, as borrower, entered into a Credit Agreement, dated the Effective Date (the “First Lien Exit Facility Credit Agreement”), with Citibank, N.A., as administrative agent, collateral agent, and issuing bank, and the several lenders party thereto, which provides for a first lien revolving credit facility up to $1,200,000,000 (the “First Lien Exit Facility”), with initial revolving commitments of $540,000,000.
The revolving commitments are subject to a borrowing base that is redetermined semi-annually in April and October. The revolving commitments are also subject to an automatic reduction if certain conditions are not met by April 2021.
Loans under the First Lien Exit Facility bear interest, at the option of the Company, at a rate equal to either (a) an adjusted LIBOR rate plus an applicable margin that varies from 3.00% to 4.00% depending on the utilization rate of the First Lien Exit Facility or (b) an alternate base rate plus an applicable margin that varies from 2.00% to 3.00% depending on the utilization rate of the First Lien Exit Facility; provided that in the event that the Eligible Notes (as defined below) are not paid in full on or prior to December 31, 2021, the applicable margin will be increased by 0.25% effective as of January 1, 2022 and will be increased by an additional 0.25% at the beginning of each subsequent fiscal quarter until such date on which the Eligible Notes are paid in full.
Certain subsidiaries of the Company (collectively, the “Guarantors”) have guaranteed, on a joint and several basis, all of the obligations under the First Lien Exit Facility. To secure the obligations under the First Lien Exit Facility, the Company, the Guarantors and certain other subsidiaries of the Company have granted liens on substantially all of their assets (subject to certain exceptions), whether now owned or hereafter acquired.
The First Lien Exit Facility Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size, including financial covenants under which (a) the Company will not permit its Consolidated Total Net Leverage Ratio (as defined in the First Lien Exit Facility Credit Agreement) as of the last day of the Test Period (as defined in the First Lien Exit Facility Credit Agreement) ending on March 31, 2021 or on the last day of any Test Period thereafter to be greater than 3.00 to 1.00 (or if the Eligible Notes are not paid in full on or prior to December 31, 2021 (and until the Eligible Notes are repaid in full), greater than 2.50 to 1.00 as of the last day of the Test Period ending December 31, 2021 and on the last date of any Test Period thereafter) and (b) the Company will not permit its Current Ratio (as defined in the First Lien

Exit Facility Credit Agreement) as of the last day of a fiscal quarter ending on or after March 31, 2021 to be less than 1.00 to 1.00. In addition, the Company is required to enter into agreements to hedge (a) 75% of its reasonably anticipated crude oil production from its proved reserves for the two years following the Effective Date and (b) 50% of its reasonably anticipated crude oil production from its proved reserves for the third year following the Effective Date, in each case in accordance with the First Lien Exit Facility. The Company must also maintain acceptable commodity hedges hedging no less than 50% of the reasonably anticipated oil production from our proved reserves for at least 24 months following the date of delivery of each reserve report. The Company will become subject to a monthly minimum liquidity requirement of $200 million if, as of the date of the Company's scheduled spring 2021 borrowing base redetermination, the Company's liquidity is less than $290 million and the Company is not able to obtain at least $60 million in additional commitments under its First Lien Exit Facility Credit Agreement or through capital markets or other junior financing transactions, for so long as the conditions in (a) and (b) remain unmet.
The proceeds of the First Lien Exit Facility on the Effective Date were used by the Company to refinance a portion of the Company’s DIP Facilities, to refund, refinance and replace the Company’s existing letters of credit and to pay certain costs, fees and expenses related to the other transactions consummated on the Effective Date. The proceeds of all or a portion of the First Lien Exit Facility may be used for working capital needs and other purposes subject to meeting certain criteria.
The First Lien Exit Facility matures 42 months after the closing date of the First Lien Exit Facility, and is subject to earlier termination upon the occurrence of certain events specified in the First Lien Exit Facility Credit Agreement.
The foregoing description of the First Lien Exit Facility Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Exit Facility Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Second Lien Exit Facility
On the Effective Date, the Company, as borrower, entered into a Credit Agreement, dated the Effective Date (the “Second Lien Exit Facility Credit Agreement”), with Alter Domus Products Crop., as administrative agent and collateral agent, and the several lenders party thereto, which provides for a second lien term loan facility in an aggregate principal amount of $200,000,000 (the “Second Lien Exit Facility”).
Prior to the second anniversary of the closing date of the Second Lien Exit Facility, the loans under the Second Lien Exit Facility bear, at the option of the Company, either (a) cash pay interest at a rate equal to an adjusted LIBOR rate plus 9.00% or, at the option of the Company, an alternate base rate plus 8.00% or (b) paid-in-kind interest at a rate equal to the adjusted LIBOR rate plus 10.50% or, at the option of the Company, the alternate base rate plus 9.50%. On or after the second anniversary of the closing date, the loans under the Second Lien Exit Facility bear cash pay interest at a rate equal to an adjusted LIBOR rate plus 9.00% or, at the option of the Company, an alternate base rate plus 8.00%.
Certain subsidiaries of the Company (collectively, the “Guarantors”) have guaranteed, on a joint and several basis, all of the obligations under the Second Lien Exit Facility. To secure the obligations under the Second Lien Exit Facility, the Company, the Guarantors and certain other subsidiaries of the Company have granted liens on substantially all of their assets (subject to certain exceptions), whether now owned or hereafter acquired.
The Second Lien Exit Facility Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size, including financial covenants under which (a) the Company will not permit its Consolidated Total Net Leverage Ratio (as defined in the Second Lien Exit Facility Credit Agreement) as of the last day of the Test Period (as defined in the Second Lien Exit Facility Credit Agreement) ending on March 31, 2021 or on the last day of any Test Period thereafter to be greater than 3.45 to 1.00 (or if the Eligible Notes are not repaid in full on or prior to December 31, 2021 (and until the Eligible Notes are repaid in full), greater than 2.875 to 1.00 as of the last day of the Test Period ending December 31, 2021 and on the last date of any Test Period thereafter) and (b) the Company will not permit its Current Ratio (as defined in the Second Lien Exit Facility Credit Agreement) as of the last day of a fiscal quarter ending on or after March 31, 2021 to be less than 0.85 to 1.00. In addition, the Company is required to enter into agreements to hedge (a) 75% of its reasonably anticipated crude oil production from its proved reserves for the two years following the Effective Date and (b) 50% of its reasonably anticipated crude oil production from its proved reserves for the third year following the Effective Date, in each case in accordance with the Second Lien Exit Facility. The Company must also maintain acceptable commodity hedges hedging no less than 50% of the reasonably anticipated oil production from our proved reserves for at least 24 months following the date of delivery of each reserve report. The Company will become subject to a monthly minimum liquidity requirement of $170 million if, as of the date of the Company's scheduled spring 2021 borrowing base redetermination under the First Lien Exit Facility Credit Agreement, (a) the Company's liquidity is less than $247 million and (b) the Company is not able to obtain at least $51 million in additional commitments under its First Lien Exit Facility Credit Agreement or through capital markets or other junior financing transactions, for so long as the conditions in (a) and (b) remain unmet.
The proceeds of the Second Lien Exit Facility were used by the Company to refinance a portion of the Company’s Junior DIP Facility and to pay certain costs, fees and expenses related to the other transactions consummated on the Effective Date.
The Second Lien Exit Facility matures five years after the closing date of the Second Lien Exit Facility, subject to permitted extensions, and is subject to earlier termination upon the occurrence of certain events specified in the credit agreement.
The foregoing description of the Second Lien Exit Facility Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Exit Facility Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement
On the Effective Date, the Company entered into a Registration Rights Agreement, dated the Effective Date (the “Registration Rights Agreement”), with certain parties who received new common stock of the Company (“New Common Stock”) on the Effective Date.
The Registration Rights Agreement grants the Backstop Parties (as defined in the Plan) and each holder of at least 1% of the shares of New Common Stock outstanding on the Effective Date customary registration rights for the New Common Stock, including certain shelf, demand and piggyback registration rights.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
New Warrants Agreement
On the Effective Date, the Company entered into a Warrant Agreement, dated as of the Effective Date (the “New Warrants Agreement”), with American Stock Transfer & Trust Company, LLC, as warrant agent, which governs the terms of the Tier 1 Warrants and Tier 2 Warrants (together, the “New Warrants”) issued on the Effective Date pursuant the Plan.
Pursuant to the Plan, the number of shares underlying the New Warrants as a percentage of the outstanding shares of New Common Stock is (i) 2% for the Tier 1 Warrants and (ii) 3% for the Tier 2 Warrants, in each case on a fully diluted basis as of the Effective Date, and subject thereafter to the anti-dilution provisions contained in the New Warrants Agreement. The New Warrants may be exercised beginning on the Effective Date and expire four years after the Effective Date.
The foregoing description of the New Warrants Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Warrants Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

EHP Conversion and Note Purchase Agreement
As previously reported, on July 15, 2020, the Company entered into a Settlement and Assumption Agreement (the “Settlement Agreement”) with certain affiliates of Ares Management LLC ( “Ares”) related to the Company’s midstream joint venture, Elk Hills Power, LLC (“Elk Hills Power”), which holds the Company’s Elk Hills power plant and a cryogenic gas processing plant (the “Elk Hills Facilities”). Among other things, the Settlement Agreement granted the Company the right (the “Conversion Right”) to acquire all (but not less than all) of the equity interests of Elk Hills Power owned by Ares and its affiliates in exchange for certain eligible securities in the form of secured notes (the “Eligible Notes”) of EHP Midco Holding Company, LLC (the “Elk Hills Issuer”) and New Common Stock (the “Eligible Stock”) of the Company (or a successor thereto) upon the confirmation of a Chapter 11 plan of reorganization meeting certain conditions.
Pursuant to the Order, the Company was deemed to have exercised the Conversion Right on the Effective Date and has caused the issuance of the Eligible Notes in the aggregate principal amount of $300,000,000 and Eligible Stock comprising approximately 20.793% (subject to dilution) of the New Common Stock (the “Conversion”), in each case in accordance with the Settlement Agreement. Upon the Conversion, Elk Hills Power became a wholly-owned subsidiary of the Company, and Ares and its affiliates ceased to have any direct or indirect interest in Elk Hills Power, other than any interest Ares may have indirectly through its interests in the Eligible Notes and Eligible Stock. In connection with the Conversion, Elk Hills Power’s limited liability company agreement was amended and restated to reflect that Elk Hills Power is a wholly-owned subsidiary of the Company.
On the Effective Date, the Elk Hills Issuer, a wholly-owned subsidiary of the Company holding 100% of the equity interests in Elk Hills Power, as issuer, entered into a Note Purchase Agreement, dated the Effective Date, with the purchasers party thereto and Wilmington Trust, National Association, as collateral agent (the “Note Purchase Agreement”), which provides for the issuance of the Eligible Notes.
The Eligible Notes are senior notes due 2027, are secured by a first-priority security interest in all of the assets of Elk Hills Power, any third-party offtake contracts for power generated by Elk Hills Power, all of the equity interests of Elk Hills Power held by the Elk Hills Issuer and all of the equity interests of the Elk Hills Issuer held by its direct parent, EHP Topco Holding Company, LLC, a wholly-owned subsidiary of the Company, and are guaranteed by Elk Hills Power. In addition, the Company has guaranteed all of the obligations of the Elk Hills Issuer under the Eligible Notes pursuant to the Owner Guaranty, dated the Effective Date (the “EHP Guaranty Agreement”), by the Company to and for the benefit of Wilmington Trust, National Association, as collateral agent. The Eligible Notes bear an interest rate of 6.0% per annum through the fourth anniversary of issuance, increasing to 7.0% per annum after the fourth anniversary of issuance and to 8.0% per annum after the fifth anniversary of issuance. The Eligible Notes may be redeemed at any time prior to their maturity date without payment of premium or penalty.
The foregoing descriptions of the Note Purchase Agreement and the EHP Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement and EHP Guaranty Agreement, which are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Support Agreement
In connection with the Conversion, on the Effective Date, the Company, the Elk Hills Issuer and Elk Hills Power entered into a Sponsor Support Agreement, dated the Effective Date (the “Support Agreement”), pursuant to which, among other things, the parties agreed that from and after the Effective Date, Elk Hills Power will be the Company’s primary provider of electricity and steam to, and will be the primary processor of the Company’s natural gas produced from, the Elk Hills field. The Company will not be required to make any cash payments to Elk Hills Power in consideration for any natural gas processing services, electricity or steam provided by Elk Hills Power and the Company will provide Elk Hills Power with all of its natural gas requirements, at no cash cost, to the extent necessary for Elk Hills Power to operate and maintain the Elk Hills Facilities in accordance with the Support Agreement and to fulfill its obligations under certain third-party commercial arrangements.

In addition, the Company will (a) fund certain costs and expenses relating to the ownership, operation, maintenance and financing of the Primary Collateral (as defined in the Support Agreement), (b) make a sufficient number of its employees available to maintain the Primary Collateral and (c) operate and maintain the Primary Collateral, in each case in accordance with the Support Agreement.
On the Effective Date, in connection with the Conversion, including Elk Hills Power becoming a wholly-owned subsidiary of the Company and the Company entering into the Support Agreement, the Company terminated: (a) the Commercial Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC and (b) the Master Services Agreement, dated as of February 7, 2018, by and between Elk Hills Power, LLC and California Resources Elk Hills, LLC.
The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.
Indemnification Agreement
The information in Item 5.02 of our Current Report on Form 8-K filed on October 27, 2020, under “Indemnification of Directors and Executive Officers,” is incorporated by reference into this Item 1.01. The form of indemnification agreement, as referenced therein, is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
Equity Interests
In accordance with the Plan and Confirmation Order, on the Effective Date, all shares of the Company’s common stock issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.
Certain Prepetition Indebtedness
Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated: (a) the Credit Agreement, dated as of November 17, 2017, by and among the Company, as borrower, each of the guarantors named therein, the lenders party thereto, and The Bank of New York Mellon Trust Company, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified (the “2017 Term Loan Agreement”); (b) the Credit Agreement, dated as of August 12, 2016, by and among the Company, as borrower, each of the guarantors named therein, the lenders party thereto, and The Bank of New York Mellon Trust Company, N.A., as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified (the “2016 Term Loan Agreement”); (c) the Indenture dated as of December 15, 2015, by and among the Company, as the issuer, the guarantors party thereto, and the Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 8.00% Senior Secured Second Lien Notes due 2022 were issued, as amended, supplemented or otherwise modified (the “Second Lien Notes Indenture”); and (d) the Indenture dated as of October 1, 2014, by and among the Company, as the issuer, the guarantors party thereto and Wilmington Trust, National Association, as successor to Wells Fargo Bank, National Association, as trustee, pursuant to which the 5% Senior Notes due 2020, 5.5% Senior Notes due 2021 and 6% Senior Notes due 2024 were issued, as amended, supplemented or otherwise modified (the “Unsecured Notes Indenture”).
DIP Facilities
On the Effective Date, the (a) senior secured superpriority debtor-in-possession credit agreement, dated as of July 22, 2020, by and among the Company, as borrower, each of the guarantors named therein, the lenders party thereto, and JPMorgan Chase Bank, N.A. as administrative agent and (b) junior secured superpriority debtor-in-possession credit agreement, dated as of July 23, 2020 (the “Junior DIP Facility”), by and among the Company, as borrower, the lenders party thereto and Alter Domus Products Corp., as administrative agent, were both paid in full and terminated.
The EHP Commercial and Master Services Agreements
The information in Item 1.01—Support Agreement is incorporated by reference into this Item 1.02.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The information in Item 1.01—EHP Conversion and Note Purchase Agreement is incorporated by reference into this Item 2.01.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
Upon the effectiveness of the Plan, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued 65,174,345 shares of New Common Stock to the holders of 2017 Term Loan Secured Claims and Unsecured Debt Claims, including in connection with the consummation of the $450,000,000 Rights Offering and the payment of the Backstop Commitment Premium (each as defined in the Plan) to the Backstop Parties, 820,528 shares of New Common Stock as payment of the exit fee to the lenders under the Junior DIP Facility and 17,324,848 shares of New Common Stock in connection with the Conversion, and the Company reserved for issuance 4,384,241 shares of New Common Stock to effectuate the issuances upon the exercise of the New Warrants distributed to certain holders of Unsecured Debt Claims, in each case as provided in the Plan.
The information in Item 2.01 is incorporated by reference into this Item 3.02.
The shares of New Common Stock and New Warrants issued pursuant to the Plan were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by section 1145 of the Bankruptcy Code or, only to the extent such exemption under section 1145 of the Bankruptcy Code is not available, section 4(a)(2) of the Securities Act.
Item 3.03    Material Modification to Rights of Security Holders.
The information in Items 1.01, 1.02, 2.01, 3.02, 5.01 and 5.03 is incorporated by reference into this Item 3.03.
Item 5.01    Changes in Control of Registrant.
The information in Item 3.02 is incorporated by reference into this Item 5.01.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation of California Resources Corporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws of California Resources Corporation (the “Bylaws”).

A description of the material changes from the Company’s prior certificate of incorporation (the “Prior Certificate”) and bylaws (the “Prior Bylaws”) is set forth below. Additionally, the General Corporation Law of the State of Delaware (the “DGCL”) may contain provisions that affect the capital stock of the Company.
The material differences between the Certificate of Incorporation and the Prior Certificate include the following:
•The Certificate of Incorporation prohibits the Company from issuing non-voting equity securities to the extent provided by Section 1123(a)(6) of the Bankruptcy Code. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation specifies that the number of directors will initially be nine and may be fixed from time to time exclusively by the Company's board of directors (the “Board”). The Prior Certificate did not specify the number of directors other than providing that the number of directors will be fixed from time to time exclusively by the Board.
•The Certificate of Incorporation prohibits cumulative voting in the election of directors. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation does not include a definition of “cause,” as such term is used in providing when directors may be removed. The Prior Certificate contained a definition.
•The Certificate of Incorporation requires that there is a vacancy on the Board or the Board has authority to increase the number of directors by one when the Board determines that the Chief Executive Officer of the Company will not become disqualified as a director as a result of his termination as Chief Executive Officer. The Prior Certificate did not contain a similar requirement.
•The Certificate of Incorporation provides that the election, term of office, filling of vacancies, removal and other features of any directorships that a class or series of preferred stock has the right, voting separately as a class or series, to elect will be governed by the terms of such class or series of preferred stock, and the directors so elected will not be subject to Article Fifth of the Certificate of Incorporation unless otherwise provided. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation provides that special meetings of stockholders may be called only by the Chair of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors then in office. The Prior Certificate provided that special meetings of stockholders may be called by the Chief Executive Officer, the Chair of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies.
•The Certificate of Incorporation prohibits stockholders from amending the Bylaws except through the vote of holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class. The Prior Certificate required a vote by holders of at least 75% in voting power.
•The Certificate of Incorporation provides for the indemnification of the Company's directors and officers and certain other covered persons. The Prior Certificate did not contain a comparable provision.
•The Certificate of Incorporation exempts from its exclusive forum provision any action or proceeding asserting a claim under the Securities Act or the Securities Exchange Act of 1934, as amended. The Prior Certificate did not contain a comparable provision.
The material differences between the Bylaws and the Prior Bylaws include the following:
•The provisions in the Prior Bylaws relating to the authority to call special meetings of stockholders were updated to match the corresponding provisions in the Certificate of Incorporation.
•The Bylaws authorize the Board or the Chair of the Board to designate the place of meeting for any annual or special meeting of stockholders. The Prior Bylaws authorized such designation to be made by the Board, the Chair of the Board or the Chief Executive Officer.
•The Bylaws provide that if there is no quorum, the chair of a stockholder meeting or a majority of the shares represented at the meeting may adjourn the meeting until a quorum will be present. The Prior Bylaws authorized an adjournment to be made by the chair or, if directed by the chair, a majority of the shares represented at the meeting, whether or not there is a quorum.

•The Bylaws explicitly authorize each of the Board and the chair of a stockholder meeting to adjourn the meeting from time to time, whether or not a quorum is present.
•The Bylaws provide for a different deadline than the Prior Bylaws for a stockholder to supplement its notice of nomination or other proposal.
•The Bylaws provide that a stockholder meeting will be presided over by the Chair of the Board, or in the Chair’s absence, by a chair designated by the Board, or in the absence of such chair, by the Chief Executive Officer. The Prior Bylaws provided that a stockholder meeting will be presided over by the Chair of the Board, or in the Chair’s absence, by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by a chair designated by the Board.
•The Bylaws provide that directors will be elected by a plurality of the votes cast. The Prior Bylaws limited the plurality standard to contested elections only and, with respect to uncontested elections, required the number of “for” votes to exceed the number of “against” or “withheld” votes and further required that incumbent nominees failing to receive such required votes in uncontested elections must tender resignations to the Board.
•The Bylaws provide that the Chief Executive Officer will be a director of the Company for so long as such person is serving as Chief Executive Officer. The Prior Bylaws did not contain a comparable provision.
•The Bylaws also contain different provisions than the Prior Bylaws with respect to the Company’s power and obligations to indemnify its directors and officers and other covered persons.
•The Bylaws provide that stockholders may amend the Bylaws through the affirmative vote of at least a majority in voting power of the outstanding shares entitled to vote thereon. The Prior Bylaws required a vote by holders of at least 75% in voting power.
The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
2.1	Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on October 19, 2020).
3.1	Amended and Restated Certificate of Incorporation of California Resources Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form 8-A filed on October 27, 2020).
3.2	Amended and Restated Bylaws of California Resources Corporation (incorporated by reference to Exhibit 3.2 of the Company's Form 8-A filed on October 27, 2020).
10.1
Credit Agreement, dated as of the Effective Date, among California Resources Corporation, as the Borrower, the several lenders from time to time parties thereto and Citibank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank.*#

10.2
Credit Agreement, dated as of the Effective Date, among California Resources Corporation, as the Borrower, the several lenders from time to time parties thereto and Alter Domus Products Corp., as Administrative Agent and Collateral Agent.*#

10.3
Form of Registration Rights Agreement, dated as of the Effective Date, by and among California Resources Corporation and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company's Form 8-A filed on October 27, 2020).#

10.4	Warrant Agreement, dated as of the Effective Date, between California Resources Corporation and American Stock Transfer & Trust Company, LLC, as Warrant Agent.#
10.5
Note Purchase Agreement, dated the Effective Date, by and among EHP Midco Holding Company, LLC, each of the Purchasers party thereto and Wilmington Trust, National Association, as collateral agent for the Secured Parties.#

10.6	Owner Guaranty, dated the Effective Date, by the Company to and for the benefit of Wilmington Trust, National Association, as Collateral Agent.#
10.7	Sponsor Support Agreement, dated the Effective Date, by and among Elk Hills Power, the Company and the Elk Hills Issuer.#
10.8
Form of Indemnification Agreement between the Company and its directors and executive officers (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 27, 2020).

99.1
Order of the Bankruptcy Court, dated October 13, 2020, confirming the Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on October 19, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*    Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
#    Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Senior Vice President

DATED: November 2, 2020